EXHIBIT 4.8
                           FIFTH AMENDMENT
                               OF THE
                        GIANT INDUSTRIES, INC.
                        & AFFILIATED COMPANIES
                             401(K) PLAN

     WHEREAS, Giant Industries, Inc. adopted Giant Industries, Inc. & Affiliated Companies 401(k) Plan(the "Plan") through adoption of the Fidelity Investments CORPORATEplan for Retirement sm Profit Sharing/401(k) Basic Plan Document No. 07, effective as of July 1, 1993; and

     WHEREAS, the Sponsor desires to amend the Plan to add employer stock as an investment option:

     NOW THEREFORE, the Sponsor amends the Plan as follows effective August 1, 1999.

     1. Section 2.01(a)(34) is added to the Basic Plan Document No. 07 as follows:

     "Permissible Investment" means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee or other investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee. Unless the context otherwise requires, any reference to `Fidelity Fund', with respect to a Participant's account, shall be deemed to include any Permissible Investment.

     2.  Section 14.24 is added to the Basic Plan No. 07 as follows:

14.24 Employer Stock Option. If one of the Permissible Investments is equity securities issued by the Employer or a Related Company which are publicly traded and which are "qualifying employer securities" within the meaning of
Section 407(d)(5) of ERISA ("Employer stock"), investments in "Employer stock" shall be made via the "Employer stock" investment fund (the "stock fund") which shall consist of shares of "Employer stock" and short-term liquid investments consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, necessary to satisfy the "stock fund's" cash needs for transfers and payments. A cash target range shall be maintained in the "stock fund". Such target range may be changed as agreed to in writing by the Employer and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the "stock fund" falls within the agreed upon range over time.

     Each Participant's interest in the "stock fund" shall be measured either in actual shares of "Employer stock" that are allocated to the Participant's Account and a proportionate interest in all other assets of the "stock fund" or units of participation, as provided in the Service Agreement. If accounting is by units of participation, such units shall represent a proportionate interest in all assets of the "stock fund," which includes shares of "Employer stock", short-term investments and at times, receivables for dividends and/or "Employer stock" sold and payables for "Employer stock" purchased. A net asset value per unit shall be determined daily for each unit outstanding of the "stock fund". The return earned by the "stock fund" shall represent a combination of the dividends paid on the shares of "Employer stock" held by the "stock fund", gains or losses realized on sales of "Employer stock", appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the "stock fund".

     Dividends received by the "stock fund" are reinvested in additional shares of "Employer Stock".

Investments in "Employer Stock" shall be subject to the following limitations:

     (a) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in "Employer stock" to the extent necessary to comply with investment directions under Section 6.02 of the Plan. Notwithstanding the foregoing, effective for deferral contributions made for Plan Years beginning on or after January 1, 1999, the portion of a Participant's Deferral Contributions that the Employer may require to be invested in "Employer stock" for a Plan Year cannot exceed one-percent of such Participant's Compensation for the Plan Year.

     (b) Fiduciary Duty of "Named Fiduciary". The Administrator or any person designated by the Administrator as a named fiduciary under Section
         13.01 (the "named fiduciary") shall continuously monitor the suitability under the fiduciary duty rules of ERISA Section 404(a)(1) (as modified by ERISA Section 404(a)(2) and 404(c) of acquiring and holding "Employer stock". The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the "named fiduciary" with respect to the acquisition and holding of "Employer stock", unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Trust Agreement.

     (c) Execution of Purchases and Sales. Purchases and sales of "Employer stock" (other than for exchanges) shall be made on the open market on the business date on which the Trustee receives from the Employer in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Such general rules shall not apply in the following circumstances:

         (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such business day;

         (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such business day as a result of market conditions; or

         (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such business day.

         In the event of the occurrence of the circumstances described in
         (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the "named fiduciary" to deviate from the above purchase and sale procedures provided that such direction is made in writing by the "named fiduciary".

     (d) Purchases and Sales from or to Employer. If directed by the Employer in writing prior to the trading date, the Trustee may purchase or sell "Employer stock" from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18))

    (e) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the Participants under the Plan are to be invested in "Employer stock", the Employer may transfer "Employer stock" in lieu of cash to the Trust. In either case, the number of shares to be transferred shall be determined by dividing the total amount of "Employer stock" to be purchased or sold by the closing price of the "Employer stock" on any national securities exchange on the trading date.

     (e) Use of "Affiliated Broker" to Purchase "Employer Stock". The Employer hereby directs the Trustee to use the "affiliated broker" designated below to provide brokerage services in connection with any purchase or sale of "Employer stock" in accordance with investment directions from Participants and/or the Employer if and to the extent that each has authority to direct investments under Section 1.14 of the Adoption Agreement. The provision of brokerage services hereunder by the "affiliated broker" shall be subject to the provisions discussed in this Subsection.

         The Employer hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("affiliated broker") to purchase or sell individual securities for Participant Accounts in accordance with investment directions provided by such Participants. In accordance with the requirements of Department of Labor Prohibited Transaction Class Exception ("PTCE") 86-128, the ("affiliated broker") may not be a trustee (other than a non-discretionary trustee), the Administrator, or an Employer, unless otherwise permitted under Section IV of PTCE 86-128. The provision of brokerage services by the ("affiliated broker") shall be subject to the following:

         1. In accordance with the procedures set forth in PTCE 86-128, the Trustee shall provide the Employer with the following documents: (i) a description of the "affiliated brokers" brokerage placement practices; (ii) a copy of PTCE 86-128; (iii) an annual report which summarizes all securities transaction-related charges incurred by the Plan; and (iv) a form by which the Employer may terminate this authorization to use a broker affiliated with the Trustee. The Trustee shall provide the Employer with the termination form described above annually.

         2. Any successor organization of the ("affiliated broker") through reorganization, consolidation, merger, or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

         3. The Trustee and the ("affiliated broker") shall continue to rely on this authorization provision until notified to the contrary. The Employer reserves the right to terminate this authorization upon a sixty (60) days written notice to the ("affiliated broker") (or its successor) and the Trustee, and in accordance with Section 14.24 of this Agreement.

     (f) Securities Law Reports. The "named fiduciary" shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of "Employer stock"; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of "Employer stock" pending the filing of any report. The Trustee shall provide to the "named fiduciary" such information on the Trust's ownership of "Employer stock" as the "named fiduciary" may reasonably request in order to comply with Federal or state securities laws.

     (g) Voting and Tender Offers. Notwithstanding any other provision of the Trust Agreement the provisions of this Subsection shall govern the voting and tendering of "Employer stock". If the Plan uses share accounting with respect to the "stock fund", each Participant shall be designated as a named fiduciary under ERISA with respect to shares of "Employer stock" credited to the Participant's Account that were not acquired at the direction of the Participant in accordance with ERISA Section 404(c). If accounting with respect to the "stock fund" is by units of participation, each Participant shall be designated a named fiduciary under ERISA with respect to shares of "Employer stock" attributable to units in the "stock fund" credited to the Participant's Account not acquired at the direction of the Participant in accordance with ERISA Section 404(c).

              The Employer, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of "Employer stock", except as required by law.

         (1)  Voting.

              (A) When the issuer of the "Employer stock" prepares for any annual or special meeting, the Employer shall notify the Trustee thirty (30) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the "Employer stock", the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant with an interest in "Employer stock" held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of "Employer stock" credited to the Participant's Sub-Accounts held in the "stock fund". The Employer shall provide the Trustee with a copy of any materials provided to the Participants and shall (if the mailing is not handled by the Trustee) certify that the materials have been mailed or otherwise sent to Participants.

              (B) Each Participant with an interest in the "stock fund" shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of "Employer stock" that is credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant's proportional interest in the "stock fund" (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of "Employer stock" shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" as directed by the Participant. The Trustee shall not vote shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant's proportional interest in the "stock fund" for which the Trustee has received no direction from the Participant, except as required by law.

        (2)  Tender Offers.

             (A) Upon commencement of a tender offer for any securities held in the Trust that are "Employer stock", the Employer shall notify each Participant with an interest in such "Employer stock" of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of "Employer stock" in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the "Employer stock" that is credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant's proportional interest in the "stock fund" (both vested and unvested). The Employer shall provide the Trustee with a copy of any material provided to the Participants and shall (if the mailing is not handled by the Trustee) certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

             (B) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of "Employer stock" that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect such Participant's proportional interest in the "stock fund" (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of "Employer stock" shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Employer under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer of employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of "Employer stock" as directed by the Participant. The Trustee shall not tender shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant's proportional interest in the "stock fund" for which the Trustee has received no direction from the Participant.

             (C) A Participant who has directed the Trustee to tender some or all of the shares of "Employer stock" that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

             (D) A direction by a Participant to the Trustee to tender shares of "Employer stock" that are credited to the Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. If the Plan uses share accounting, the Trustee shall credit to the Participant's Account the proceeds received by the Trustee in exchange for the shares of "Employer stock" tendered from the Participant's Account. If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of "Employer stock" tendered from that interest. Pending receipt of direction (through the Administrator) from the Participant or the "named fiduciary", as provided in the plan, as to which of the remaining permissible investments the proceeds should be invested in, the Trustee shall invest the proceeds in the Permissible Investment specified for such purposes in the Service Agreement or, if no such Permissible Investment has been specified, the most conservative Permissible Investment designated by the Employer in the Service Agreement.

     (h) Shares Credited. If accounting with respect to the "stock fund" is by units of participation, then for all purposes of this Section 14.24, the number of shares of "Employer stock" deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

     (i) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of "Employer stock" credited to a Participant's Account or proportional interest in the "stock fund", the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the "named fiduciary".
         The Trustee shall have no duty to solicit directions from Participants.

     (j) Conversion. All provisions in this Section 14.24 shall also apply to any securities received as a result of a conversion to "Employer stock".



                            GIANT INDUSTRIES, INC. &
                            AFFILIATED COMPANIES


                            Signature: /s/ GARY R. DALKE
                                      __________________________________
Date:  8-4-99               Name:  Gary R. Dalke
_____________                    _______________________________________
                                             (Please Print)
                            Title:  VP, Corporate Controller
                                 _______________________________________



                            ACCEPTED BY:
                               FIDELITY MANAGEMENT
                               TRUST COMPANY,
                               As Trustee


                            Signature: /s/ ERIC L. WHICHMANN
                                      __________________________________
Date:  8-6-99               Name:  Eric L. Wichmann
_____________                    _______________________________________
                                             (Please Print)
                            Title:
                                 _______________________________________